EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800

ROWAN REPORTS RECORD REVENUES AND PROFITS

FOR IMMEDIATE RELEASE                                                                                                                                                      February 28, 2008

HOUSTON, TEXAS – For the three months ended December 31, 2007, Rowan Companies, Inc. (RDC – NYSE) generated record net income of $138.5 million or $1.23 per share, compared to $62.4 million or 56¢ per share in the fourth quarter of 2006 and $130.8 million or $1.16 per share in the third quarter of 2007.  Revenues were a record $623.6 million in the fourth quarter of 2007, compared to $410.9 million in the fourth quarter of 2006 and $502.2 million in the third quarter of 2007.

The fourth quarter 2007 results included $0.7 million or less than 1¢ per share of gains on asset sales, compared to $1.1 million or 1¢ per share in the third quarter of 2007.  There were no significant asset sales in the fourth quarter of 2006, though that period included $12.8 million or 10¢ per share of charges related to environmental matters.

For the year ended December 31, 2007, the Company generated record net income of $483.8 million or $4.31 per share on record revenues of $2.1 billion, compared to net income of $318.2 million or $2.85 per share on revenues of $1.5 billion during 2006.  The prior-year results included approximately $1.2 million, or 1¢ per share, of after-tax income from the Company’s discontinued aviation operations which were sold in 2004.

Rowan’s offshore rig utilization was 97% during the fourth quarter of 2007, compared to 81% in the fourth quarter of 2006 and 99% in the third quarter of 2007.  The Company’s average offshore day rate was $164,300 during the fourth quarter of 2007, up by $19,900 or 14% from the fourth quarter of 2006 and by $6,100 or 4% from the third quarter of 2007.  Rowan’s land rig utilization was 94% during the fourth quarter of 2007, compared to 95% in the fourth quarter of 2006 and 96% in the third quarter of 2007, though the number of rig operating days increased between periods.  The Company’s average land rig day rate was $23,000 during the fourth quarter of 2007, up by $300 or 1% from the fourth quarter of 2006, but down by $300 or 1% from the third quarter of 2007.

Rowan’s drilling operations generated record revenues of $372.4 million during the fourth quarter of 2007, up by $91.8 million or 33% from the fourth quarter of 2006 and by $3.6 million or 1% from the third quarter of 2007.  The Company’s income from drilling operations was $170.6 million or 46% of revenues during the fourth quarter of 2007, up by 91% from the fourth quarter of 2006, but down by 7% from the third quarter of 2007.  The Company’s current backlog of drilling contracts is estimated to be approximately $2.1 billion.

Rowan’s combined manufacturing operations generated record revenues of $251.2 million during the fourth quarter of 2007, up by $120.9 million or 93% from the fourth quarter of 2006 and by $117.8 million or 88% from the third quarter of 2007.  The Company’s income from manufacturing operations improved to $38.3 million or 15% of revenues during the fourth quarter of 2007, up by 312% from the fourth quarter of 2006 and by 162% from the third quarter of 2007.

Danny McNease, Chairman and Chief Executive Officer, commented, “Rowan’s fourth quarter operating results concluded another record year for the Company.  By just about any financial measure, our performance in 2007 was the best in the Company’s 85-year history.  Our backlog of business, which currently approaches $2.5 billion, together with our aggressive strategic growth plan, suggest that even better times are ahead for Rowan.”

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  Contact: William C. Provine, Vice-President – Investor Relations, 713-960-7575.  Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	DECEMBER 31
	2007	2006

ASSETS

Cash and cash equivalents	$284.5	$258.0
Accounts receivable	478.0	419.0
Inventories	456.4	345.1
Other current assets	84.1	80.7
Total current assets	1,303.0	1,102.8
Restricted cash	50.0	156.1
Property, plant and equipment - net	2,487.8	2,133.2
Other assets	34.5	43.3
TOTAL	$3,875.3	$3,435.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	100.9	141.2
Other current liabilities	329.8	310.6
Total current liabilities	495.6	516.7
Long-term debt	420.5	485.4
Other liabilities	610.8	559.3
Stockholders' equity	2,348.4	1,874.0
TOTAL	$3,875.3	$3,435.4

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2007	2006	2007	2006

REVENUES	$623.6	$410.9	$2,095.0	$1,510.7

COSTS AND EXPENSES:
Operations	355.8	258.2	1,187.9	877.1
Depreciation and amortization	32.5	24.6	118.8	90.0
Selling, general and administrative	27.1	20.3	94.9	78.2
Gain on sale of property and equipment	(0.7)	-	(40.5)	(29.3)
Charge for environmental fine	-	9.0	-	9.0
Total	414.7	312.1	1,361.1	1,025.0
INCOME FROM OPERATIONS	208.9	98.8	733.9	485.7
Net interest and other income	1.7	0.8	5.2	7.7
INCOME BEFORE INCOME TAXES	210.6	99.6	739.1	493.4
Provision for income taxes	72.1	37.2	255.3	176.4
INCOME FROM CONTINUING OPERATIONS	$138.5	$62.4	$483.8	$317.0
Income from discontinued operations, net of tax	-	-	-	1.2
NET INCOME	$138.5	$62.4	$483.8	$318.2

PER SHARE AMOUNTS:
Income from continuing operations	$1.23	$.56	$4.31	$2.84
Income from discontinued operations, net of tax	$-	$-	$-	$.01
Net income	$1.23	$.56	$4.31	$2.85

AVERAGE DILUTED SHARES	112.6	111.6	112.3	111.8

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS
	ENDED DECEMBER 31
	2007	2006
CASH PROVIDED BY (USED IN):
Operations:
Net income	$483.8	$318.2
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	118.8	90.0
Deferred income taxes	51.2	94.3
Gain on sale of assets	(40.5)	(30.5)
Other - net	33.0	47.3
Net changes in current assets and liabilities	(225.4)	(221.6)
Net changes in other noncurrent assets and liabilities	11.7	(5.6)
Net cash provided by operations	432.6	292.1

Investing activities:
Property, plant and equipment additions	(462.6)	(479.1)
(Increase) decrease in Restricted cash balance	106.1	(156.1)
Proceeds from disposals of assets	45.8	39.1
Net cash used in investing activities	(310.7)	(596.1)

Financing activities:
Repayments of borrowings	(64.9)	(64.9)
Payment of cash dividends	(44.4)	(60.5)
Net proceeds from equity compensation plans and other	13.9	11.5
Net cash used in financing activities	(95.4)	(113.9)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	26.5	(417.9)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	258.0	675.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$284.5	$258.0

b

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	December 31, 2007		September 30, 2007		December 31, 2006
	$	% Revenues	$	% Revenues	$	% Revenues

DRILLING OPERATIONS (a):
Revenues	$372.4	100	$368.8	100	$280.6	100
Operating costs	(154.6)	(42)	(145.4)	(39)	(146.9)	(52)
Depreciation and amortization expense	(27.1)	(7)	(25.3)	(7)	(21.3)	(8)
Selling, general and administrative expenses (b)	(20.8)	(6)	(15.8)	(4)	(14.0)	(5)
Gain on sale of property and equipment	0.7	0	1.2	0	0.1	0
Charge for environmental fine	-	-	-	-	(9.0)	(3)
Income from operations	$170.6	46	$183.5	50	$89.5	32

OFFSHORE RIG DAYS:
Operating	1,868		1,907		1,514
Available	1,932		1,932		1,860
Utilization	97%		99%		81%

LAND RIG DAYS:
Operating	2,444		2,391		2,036
Available	2,596		2,484		2,148
Utilization	94%		96%		95%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs	$133.3		$132.1		$140.1
Middle East rigs	152.7		151.8		114.3
North Sea rigs	257.9		238.4		195.6
All offshore rigs	164.3		158.2		144.4
Land rigs	23.0		23.3		22.7

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	December 31, 2007		September 30, 2007		December 31, 2006
	$	% Revenues	$	% Revenues	$	% Revenues

MANUFACTURING OPERATIONS (a):
Revenues	$ 251.2	100	$ 133.4	100	$ 130.3	100
Operating costs	(201.2)	(80)	(107.5)	(81)	(111.3)	(85)
Depreciation and amortization expense	(5.4)	(2)	(4.5)	(3)	(3.3)	(3)
Selling, general and administrative expenses (b)	(6.3)	(3)	(6.7)	(5)	(6.3)	(5)
Gain (loss) on sale of property and equipment	-	-	(0.1)	(0)	(0.1)	(0)
Income from operations	$ 38.3	15	$ 14.6	11	$ 9.3	7

REVENUES (a):
Drilling Products and Systems	$ 182.3	73	$ 83.7	63	$ 80.9	62
Mining, Forestry and Steel Products	68.9	27	49.7	37	49.4	38
Total	$ 251.2	100	$ 133.4	100	$ 130.3	100

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.